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Exhibit 1

Wood River Capital Management, L.L.C. is the management company for Wood River Partners, L.P. Wood River Partners, L.P. is principally engaged in the business of making investments. Wood River Associates, L.L.C. is the general partner of Wood River Partners, L.P. John H. Whittier was the principal and managing member of Wood River Capital Management, L.L.C. and Wood River Associates, L.L.C. As reported herein, Arthur Steinberg is the Receiver of Wood River Capital Management, L.L.C., Wood River Associates, L.L.C. and Wood River Partners, L.P. pursuant to the Order.